UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On November 17, 2010, Denbury Resources Inc. (NYSE: DNR) (“Denbury”), the owner of the general partner of Encore Energy Partners LP (“ENP”), together with ENP, on the one hand, and Vanguard Natural Resources, LLC (NYSE: VNR) (“Vanguard”) on the other hand, issued separate press releases announcing that Denbury and Vanguard had entered into a purchase agreement, dated as of November 16, 2010, providing for Vanguard to purchase Denbury’s ownership interests in ENP for $380 million. Denbury is selling (i) its interest in Encore Energy Partners GP LLC (“ENP GP”), which owns the 1.1% general partner interest in ENP, and (ii) approximately 20.9 million ENP common units, or approximately 46% of ENP’s outstanding common units.
     The purchase agreement contains customary representations, warranties, and covenants between the parties. The transaction is expected to close on or before December 31, 2010, subject to satisfaction of various customary conditions, including receipt of waivers or consents under each of ENP’s and Denbury’s respective credit facilities. Upon closing of the transaction, Vanguard would become the owner of ENP’s general partner.
     A copy of the ENP and Denbury press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     This report contains forward-looking statements that involve risks and uncertainties, including estimated sales proceeds, cash flow and capital expenditures, and other risks and uncertainties detailed in ENP’s filings with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are incorporated by reference as though fully set forth herein. These statements are based on engineering, geological, financial, and operating assumptions that management believes are reasonable based on currently available information; however, management’s assumptions and ENP’s future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.

Item 8.01	Other Items.
     Over the last week, ENP has entered into crude oil derivative contracts in the form of swaps at a weighted average NYMEX strike price of $87.10, $88.77, $88.95, and $88.95 per barrel for 425, 1,080, 3,550, and 3,200 barrels per day in 2011, 2012, 2013, and 2014, respectively. ENP also entered into natural gas derivative options in the form of swaps at a weighted average NYMEX Henry Hub strike price of $4.71, $4.86, and $5.10 per MMBtu for 1,700, 3,200, and 8,200 Mcf per day in 2011, 2012, and 2013, respectively.
     The following tables summarize ENP’s open commodity derivative contracts as of November 18, 2010:
     Oil Derivative Contracts

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
Nov. — Dec. 2010
	880	$80.00	440	$93.80	760	$75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—
2011
	1,880	80.00	1,440	95.41	425	87.10
	1,000	70.00	—	—	760	78.46
	760	65.00	—	—	250	69.65
2012
	750	70.00	500	82.05	1,290	87.60
	1,510	65.00	250	79.25	1,300	76.54
2013
	—	—	—	—	3,550	88.95
2014
	—	—	—	—	3,200	88.95

     Natural Gas Derivative Contracts

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
Nov. — Dec. 2010
	3,800	$8.20	3,800	$9.58	5,452	$6.20
	4,698	7.26	—	—	550	5.86
2011
	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86
	—	—	—	—	1,700	4.71
2012
	898	6.76	—	—	5,452	6.26
	—	—	—	—	2,050	5.26
	—	—	—	—	1,700	4.71
2013
	—	—	—	—	6,500	5.21
	—	—	—	—	1,700	4.71

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The exhibit listed below is being furnished pursuant to Item 7.01 of this Form 8-K.
99.1	Press Release dated November 17, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP By: Encore Energy Partners GP LLC, its general partner
Date: November 19, 2010	By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 17, 2010.